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                     [Price Waterhouse LLP Letterhead]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 14, 1996 appearing on page 29 of Apollo Group, Inc.'s Annual Report on Form 10-K for the year ending August 31, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

Phoenix, Arizona
September 9, 1997